EXHIBIT 10.M

This first amendment, effective as of March 25, 1999, to the 1994 Long-Term Incentive Plan, as amended and restated, amends the definition of "Employee" set forth in Section 2 of the Plan to read as follows:

        j. "Employees" means officers, other key employees and all non-union salaried employees of the Corporation or a Subsidiary, but excludes directors who are not also officers or employees of the Corporation.